                                                                 Exhibit 10.27
January 28, 1998



Mr. Gordon J. Bridge
CONNECT, Inc.
515 Ellis Street
Mountain View, CA 94043

     1998 EMPLOYMENT LETTER
     ----------------------

Dear Gordon:

     This letter supersedes to the extent set forth below the letter agreement between you and CONNECT, Inc. (the "Company") dated April 28, 1997 (the "1997
                                    -------                              ----
Letter"), a copy of which is attached to this letter as Attachment A pursuant to
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which the Company's Board of Directors offered you, and you accepted, a position with the Company as its Chairman, President and Chief Executive Officer, which position you continue to hold. By your signature below, you acknowledge that this letter agreement (the "1998 Letter") governs your employment relationship
                            -----------
with the Company for the calendar year 1998. This 1998 Letter is effective as of the date set forth above.

     1.  SALARY.  Your salary for the calendar year 1998 will be $225,000 per
         ------
annum, payable in accordance with the Company's standard payroll policy, commencing effective as of January 1, 1998.

     2.  PERFORMANCE BONUS.   During the calendar year 1998, you will be
         -----------------
eligible to receive aggregate bonus payments of up to $200,000 payable in accordance with the Company's standard Executive Bonus Plan for the 1998 Fiscal Year, a copy of which is attached to this 1998 Letter as Attachment B.
                                                         ------------

     You acknowledge by your signature below that the Company is under no obligation to pay to you any of the bonus payments set forth in the 1997 Letter which have not been paid to you as of the date of this 1998 Letter.

     3.  STRATEGIC BONUS.  During the 1998 calendar year, you will be eligible
         ---------------
to receive a strategic bonus of up to $500,000 payable when, in the good faith judgment of the Company's Board of Directors, you have met the strategic objectives set by the Board.

     4.  GRANT OF STOCK OPTIONS.  Effective as of the date of this 1998 Letter,
         ----------------------
the Board of Directors has approved a grant to you of nonstatutory stock options (the "1998 Options") to purchase 400,000 shares of the Company's Common Stock
      ------------
with an exercise price equal to the

Mr. Gordon Bridge
January 28, 1998
Page 2


fair market value of such shares as of the grant date. The 1998 Options will vest on a monthly basis over a period of 36 months, with such vesting beginning as of January 1, 1998 and the 1998 Options becoming fully vested on December 31, 2000, assuming that you satisfy certain conditions related to your continued employment with the Company,. In connection with the grant of the 1998 Options, you will be required to execute the Company's standard form of stock option agreement, which will set forth with greater specificity the terms of the 1998 Options.

     5.  CHANGE OF CONTROL BENEFITS.  You entered into a Change of Control
         --------------------------
Agreement, dated June 11, 1997, with the Company (the "Agreement"), a copy of
                                                       ---------
which is attached hereto as Attachment C, pursuant to which you became entitled
                            ------------
to receive certain benefits in the event the Company should engage in certain significant corporate events as set forth in the Agreement. Capitalized terms used but not defined in this 1998 Letter shall have the same meaning set forth in the Agreement.

     In addition to any benefits to which you are entitled under the Agreement, in the event the Company engages in a Change of Control transaction during the calendar year 1998, the Company will, immediately prior to the consummation of such Change of Control, forgive its loan to you in the principal amount of $150,000, plus all accrued but unpaid interest as of such date.

     6.  WHOLE AGREEMENT.  This 1998 Letter supersedes any previous letters and
         ---------------
e-mails between you and the Company relating to the subject matter of this letter, as well as any current employment and consulting agreements you may have with the Company, except that the benefits provided pursuant to this 1998 Letter are in addition to (i) any benefits provided by the third, fourth, fifth and sixth paragraphs of the 1997 Letter (it being understood that the acceleration provisions referenced in such sixth paragraph shall not apply to the 1998 Options), (ii) any benefits provided by the Agreement, and (iii) any benefits provided under those stock option agreements entered into by you and the Company prior to the date of this 1998 Letter.


                            [Signature Page Follows]

Mr. Gordon Bridge
January 28, 1998
Page 3


     This 1998 Letter may be signed in one or more counterparts, all of which together shall constitute one original.

Regards,



Richard Lussier
For the Board of Directors
CONNECT, Inc.

I accept this offer. _____________________________    _____________
                             Gordon Bridge                 Date

                                  ATTACHMENT B
                                  ------------

                              EXECUTIVE BONUS PLAN
                                1998 Fiscal Year
                              (Gordon Bridge Form)

General guidelines:

-   Bonus plans apply to:

                                    Base        Target Bonus       Total Comp
                                    ----        ------------       ----------
   Bridge                            225            200               425


- 50% of each executive's bonus eligible for quarterly payment (12.5%/quarter) with the balance tied to achievement of annual target. All executive bonuses tied 100% to revenue and operating margin components with each component comprising 50% of total for both quarterly and annual objectives.

Payouts:  Two components:

   1. Revenues - 85% of quarterly/annual targets must be achieved to receive any payout; 85% attainment pays 85% with 1% additional payout for each 1% additional attainment up to 100%.

   2. Operating margin - 100% must be achieved for payouts to occur. Payout increase for 101-120% performance by 2% for each 1% achievement where quarterly and annual targets are overachieved (i.e., 110% performance equals 120% payout, up to 140% payout in event of 120% performance achieved).

-  License revenue and operating margins as follows (in millions):

                                   1Q              2Q              3Q              4Q            Total
                             --------------  --------------  --------------  --------------  --------------
Targets:      Rev.                 1.20            1.50            2.00            2.80            7.50
              Op Mar.             (2.73)          (1.99)          (1.38)          (0.65)          (6.75)